SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

July 20, 2007

Date of Report

(Date of Earliest Event Reported)

HUTTON HOLDINGS CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Nevada                   000-51724                 87-1578749

(State or other Jurisdiction)  (Commission File No.)   (IRS Employer I.D. No.)

3945 S. Wasatch Blvd. #282

Salt Lake City, Utah 841214

 (Address of Principal Executive Offices)

(801)-244-2423

(Registrant's Telephone Number)

N/A

---

(Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

☐

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

 Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4)

ITEM 5.02

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

5.02 On July 20, 2007 the Board of Directors of the Company elected Lau Hing Bun to serve as a Chief Financial Officer of the Company.  From 2000 - 2001, Mr. Lau was the Chief Technology Officer of LinuxTimes Company Limited, an HK-based information technology company.  In that capacity, he acted as the head of a technical team that consisted of 30 persons, and which was responsible for product development, solutions, product delivery and pre- and post-sales support. From 2001-2003, he was General Manager of Thiz Technology Group Limited, an HK Gem board-listed company.  Mr. Lau was responsible for the operations of the HK office and of the technical teams located in Taiwan, Hong Kong, and Mainland China. He additionally served as company spokesman for product development. He has been a free-lance consultant for various business projects, internet solutions, web development, and network infrastructure.  Mr. Lau is currently in charge of the operations of DigitalOne Limited.  He received a BE in computer science in 1992, and an MBA in 2004. Both degrees were obtained at the Chinese University of Hong Kong.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2007

Hutton Holdings Corporation

By:	/s/ Lau Hing Bun
Lau Hing Bun
Director